Exhibit (23.1)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-110639 of Midwest Air Group, Inc. on Form S-3 of our report dated February 17, 2004, appearing in the Annual Report on Form 10-K of Midwest Air Group, Inc. for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
April 5, 2004